Exhibit 99.1

Frontier Communications

3 High Ridge Park

Stamford, CT 06905

203.614.5600

www.frontier.com

 Frontier Communications to Acquire AT&T’s Wireline Residential and Business Services and Associated Assets in Connecticut

■  All-cash Transaction is Accretive to Free Cash Flow Per Share in the First Year

■  No Change to Frontier’s Annual Dividend; Improves Payout Ratio

■  $200 Million in Annual Cost Synergies and Savings

STAMFORD, Conn., December 17, 2013 -- Frontier Communications Corporation (NASDAQ: FTR) announced today that it has entered into a definitive agreement with AT&T, Inc. (NYSE: T) to acquire AT&T’s wireline business and statewide fiber network that provides services to residential, commercial and wholesale customers in Connecticut. As part of the transaction, Frontier will also acquire AT&T’s U-verse video and satellite TV customers in Connecticut. Frontier will pay AT&T $2 billion in cash for the business and related assets. Frontier’s extensive experience operating local and national communications networks and providing communications services to residential and commercial customers throughout the country will contribute to the success of this transaction.

Frontier’s shareholders, customers, local communities and employees will benefit substantially as a result of this transaction:

●	The transaction is estimated to be accretive to Frontier’s adjusted free cash flow per share in the first year.
●	The transaction is estimated to improve Frontier’s dividend payout ratio by more than 5 percentage points in the first year.
●	The all-cash transaction means Frontier shareholders will receive the benefit of increased diversification of assets and operations without any dilution in ownership.
●	Frontier will have greater scale to leverage its network, information technology, engineering, administrative services and procurement capabilities to realize cost synergies and savings of $200 million annually once integration is complete.
●	Frontier will implement its proven local engagement community-oriented go-to-market strategy in Connecticut led by local General Managers and a State Leader.
●	Connecticut customers will have the same products and services that they currently enjoy, including the U-verse suite of products.

Maggie Wilderotter, Frontier’s Chairman and Chief Executive Officer said, “We are excited to be acquiring AT&T’s wireline operating company in Connecticut, where our company has been headquartered since 1946. This is a great opportunity to bring to Connecticut Frontier’s portfolio of products and services, such as Frontier Secure, our industry leading digital security offering that gives customers top-rated online computer protection and premium technical support. It also allows us to introduce our local engagement management model to Connecticut in which Frontier employees provide high-quality service to their friends and neighbors and become actively involved in their communities.” Wilderotter added, “We see an opportunity to enhance broadband capabilities in Connecticut. This transaction demonstrates our continued commitment to enhancing shareholder value by improving the sustainability of our dividend, increasing our free cash flow and building on our core product and service strengths.”

Randall Stephenson, AT&T’s Chairman and Chief Executive Officer said, “We are very pleased to have Frontier Communications as the buyer of our Connecticut wireline properties.  Frontier has proven both its ability to execute sizeable transactions and a commitment to the communications needs of urban, suburban and rural markets. Frontier has a strong track record of providing high quality service, and we look forward to them doing so in Connecticut after we close this transaction.”

Dan McCarthy, Frontier’s President and Chief Operating Officer, commented, “We welcome Connecticut to the Frontier family and look forward to bringing our high-touch local engagement management model to our home state. We have deep experience in acquiring and migrating large-scale operations onto our networks and systems, adapting them to our sales model, and extending our brand into new communities. AT&T’s Connecticut business is substantial, well-defined and covers nearly the entire state. Based upon our track record, we are extremely confident that we will leverage this opportunity to deliver an excellent customer experience and shareholder value.”

Additional Details on the Transaction

The transaction is subject to review and approval by the U.S. Department of Justice, the Federal Communications Commission, the Connecticut Public Utilities Regulatory Authority and other state regulatory authorities. Frontier expects the transaction to close in the second half of 2014. Following the close of this transaction, Frontier will operate in 28 states. Connecticut’s urban, suburban and rural markets will complement Frontier’s diverse mix of markets. Frontier will welcome approximately 2,700 employees to our company; the majority are represented by the Communications Workers of America. Frontier already has more than 200 employees at our headquarters based in Stamford, Connecticut. A full conversion of AT&T’s Connecticut operations onto Frontier’s existing systems and networks is planned at the time of close. Frontier has successfully completed numerous complex system and network migrations. Our most recent conversion covered operations across 14 states and was completed approximately one year ahead of schedule.

Frontier will acquire approximately 415,000 data, 900,000 voice, and 180,000 video residential connections of AT&T in Connecticut, as well as AT&T’s local business connections and existing carrier wholesale relationships.

Frontier will pay $2 billion in cash for AT&T Connecticut. The business will be transferred on a debt-free basis. J.P. Morgan has committed the financing required to complete the transaction.

Advisors

J.P. Morgan acted as the financial advisor to Frontier. Lazard acted as the financial advisor to the independent members of the Board of Directors of Frontier. Skadden, Arps, Slate, Meagher & Flom LLP and Kilpatrick Townsend & Stockton acted as legal advisors to Frontier.

Conference Call Information

Frontier will host a conference call with financial analysts and investors at 9:00 a.m. Eastern Time today to discuss the announcement and answer questions. Financial analysts and investors are invited to participate by dialing 888-203-7337 (Conference ID: 6353322), or 719-457-2600 (access code 6353322). Media and other interested individuals are invited to listen to the live broadcast on Frontier’s Investor Relations website at www.Frontier.com/IR. An investor presentation will be posted on Frontier’s Investor Relations website at www.Frontier.com/IR.

About Frontier Communications

Frontier Communications Corporation (NASDAQ: FTR) offers broadband, voice, satellite video, wireless Internet data access, data security solutions, bundled offerings, specialized bundles for residential customers, small businesses and home offices and advanced communications for medium and large businesses in 27 states. Frontier's approximately 13,900 employees are based entirely in the United States. More information is available at www.frontier.com.

Forward-Looking Statements

This press release contains forward-looking statements that are made pursuant to the safe harbor provisions of The Private Securities Litigation Reform Act of 1995. These statements are made on the basis of management's views and assumptions regarding future events and business performance. Words such as "believe," "anticipate," "expect" and similar expressions are intended to identify forward-looking statements. Forward-looking statements (including oral representations) involve risks and uncertainties that may cause actual results to differ materially from any future results, performance or achievements expressed or implied by such statements. These risks and uncertainties include, but are not limited to: our ability to complete the acquisition of the Connecticut operations from AT&T; the failure to obtain, delays in obtaining or adverse conditions contained in any required regulatory approvals for the AT&T transaction; the ability to successfully integrate the AT&T operations into Frontier’s existing operations; the effects of increased expenses due to activities related to the AT&T transaction; the ability to migrate AT&T’s Connecticut operations from AT&T owned and operated systems and processes to Frontier owned and operated systems and processes successfully; the risk that the growth opportunities and cost savings from the AT&T transaction may not be fully realized or may take longer to realize than expected; the sufficiency of the assets to be acquired from AT&T to enable us to operate the acquired business; disruption from the AT&T transaction making it more difficult to maintain relationships with existing customers or suppliers; the effects of greater than anticipated competition from cable, wireless and other wireline carriers that could require us to implement new pricing, marketing strategies or new product or service offerings and the risk that we will not respond on a timely or profitable basis; reductions in the number of our voice customers that we cannot offset with increases in broadband subscribers and sales of other products and services; our ability to maintain relationships with customers, employees or suppliers; the effects of ongoing changes in the regulation of the communications industry as a result of federal and state legislation and regulation, or changes in the enforcement or interpretation of such legislation and regulation; the effects of any unfavorable outcome with respect to any current or future legal, governmental or regulatory proceedings, audits or disputes; the effects of changes in the availability of federal and state universal service funding or other subsidies to us and our competitors; our ability to adjust successfully to changes in the communications industry and to implement strategies for growth; continued reductions in switched access revenues as a result of regulation, competition or technology substitutions; our ability to effectively manage service quality in our territories and meet mandated service quality metrics; our ability to successfully introduce new product offerings, including our ability to offer bundled service packages on terms that are both profitable to us and attractive to customers; the effects of changes in accounting policies or practices adopted voluntarily or as required by generally accepted accounting principles or regulations; our ability to effectively manage our operations, operating expenses and capital expenditures, and to repay, reduce or refinance our debt; the effects of changes in both general and local economic conditions on the markets that we serve, which can affect demand for our products and services, customer purchasing decisions, collectability of revenues and required levels of capital expenditures related to new construction of residences and businesses; the effects of technological changes and competition on our capital expenditures, products and service offerings, including the lack of assurance that our network improvements in speed and capacity will be sufficient to meet or exceed the capabilities and quality of competing networks; the effects of increased medical (including as a result of the impact of the Patient Protection and Affordable Care Act), pension and postemployment expenses, such as retiree medical and severance costs, and related funding requirements; the effects of changes in income tax rates, tax laws, regulations or rulings, or federal or state tax assessments; our ability to successfully renegotiate union contracts; changes in pension plan assumptions and/or the value of our pension plan assets, which could require us to make increased contributions to the pension plan in 2014 and beyond; the effects of economic downturns, including customer bankruptcies and home foreclosures, which could result in difficulty in collection of revenues and loss of customers; adverse changes in the credit markets or in the ratings given to our debt securities by nationally accredited ratings organizations, which could limit or restrict the availability, or increase the cost, of financing; our cash flow from operations, amount of capital expenditures, debt service requirements, cash paid for income taxes and liquidity may affect our payment of dividends on our common shares; the effects of state regulatory cash management practices that could limit our ability to transfer cash among our subsidiaries or dividend funds up to the parent company; and the effects of severe weather events such as hurricanes, tornadoes, ice storms or other natural or man-made disasters. These and other uncertainties related to our business are described in greater detail in our filings with the U.S. Securities and Exchange Commission, including our reports on Forms 10-K and 10-Q, and the foregoing information should be read in conjunction with these filings. We do not intend to update or revise these forward-looking statements to reflect the occurrence of future events or circumstances.

INVESTOR CONTACT:	MEDIA CONTACT:

Luke Szymczak	Steve Crosby
Vice President, Investor Relations	SVP, Govt. Affairs and PR
(203) 614-5044	(916) 206-8198
luke.szymczak@ftr.com	steven.crosby@ftr.com OR:
Brigid Smith
AVP, Corporate Communications
203-614-5042
brigid.smith@ftr.com